Exhibit 99.2

For More Information:

Kimberly Rogers
Hayden IR
385-831-7337
kim@haydenir.com

WidePoint Corporation Reports Fourth Quarter and Full Year 2017 Results

McLean, VA, March 21, 2018 – WidePoint Corporation (NYSE Mkt: WYY) a leading provider of Trusted Mobility Management (TM2) specializing in Telecommunication Lifecycle Management (TLM) and Cybersecurity solutions, announced its fourth quarter and full year 2017 financial results.

Fourth Quarter 2017 Highlights (Comparisons versus Fourth Quarter 2016)

•	Revenue grew 9% to $19.9 million
•	Operating expenses declined 12% to $4.3 million
•	Net loss reduced to $0.8 million from $2.4 million
•	Adjusted EBITDA was $0.3 million as compared to ($1.7) million

"I'm very pleased with the progress we made to stabilize the company and reduce our net losses as a result of cost savings actions taken during the second, third and fourth quarters of 2017. I’m also pleased that our financial performance for the fourth quarter was markedly better than the third quarter with both top line and bottom line improvements. We believe that we have strategically aligned our resources in sales and marketing to support our TM2 offering, which is gaining traction as evidenced by the new contracts awarded in the first quarter,” stated Jin Kang, WidePoint’s President and Chief Executive Officer.

Kito Mussa, WidePoint's Chief Financial Officer, added, “We saw revenue growth in the quarter of 9 percent year-over-year, we reduced our net losses for the full year and the fourth quarter, and we achieved our goal to be Adjusted EBITDA positive in the fourth quarter. We are focusing next on improving our business profitability by reducing the cost to deliver our services. We believe this approach will position WidePoint to scale and meet the demands of our potential revenue growth opportunities.”

Fourth Quarter 2017 Financial Highlights versus Comparative Period in Prior Year

(in millions, except per share amounts)	December 31, 2017	December 31, 2016
Revenues	$19.9	$18.3
Gross Profit (% of Revenue)	$3.6 (18% )	$2.4 (18% )
Operating Expenses	$4.3	$4.9
Loss from Operations	$(0.7)	$(2.5)
Net Loss	$(0.8)	$(2.4)
Basic and Diluted Earnings per Share (EPS)	$(0.01)	$(0.03)
Adjusted EBITDA	$0.3	$(1.7)

•	Cash and cash equivalents was approximately $5.3 million as of December 31, 2017.
•	There was no outstanding balance on the credit facility.

Full Year 2017 Financial Highlights versus Comparative Period in Prior Year

(in millions, except per share amounts)	December 31, 2017	December 31, 2016
Net Revenue	$75.9	$78.4
Gross Profit (% of Revenue)	$13.7 (18% )	$14.0 (18% )
Operating Expenses	$17.2	$18.2
Loss From Operations	$(3.5)	$(4.2)
Net Loss	$(3.5)	$(4.1)
Basic and Diluted EPS	$(0.04)	$(0.05)
Adjusted EBITDA Loss	$(0.9)	$(2.0)

Non-GAAP Financial Measures

WidePoint uses a variety of operational and financial metrics, including non-GAAP financial measures such as Adjusted EBITDA, to enable it to analyze its performance and financial condition. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. A reconciliation of GAAP Net loss to Adjusted EBITDA is included on the schedules attached hereto.

Conference Call Information

A conference call and live webcast will take place today at 4:30 p.m. Eastern Time. Anyone interested in listening to our analyst call should call 1-877-451-6152 if calling within the United States or 1-201-389-0879 if calling internationally. There will be a playback available until April 4, 2018. To listen to the playback, please call 1-844-512-2921 if calling within the United States or 1-412-317-6671 if calling internationally. Please use PIN code 13676925 for the replay. The call will also be accompanied live by webcast over the Internet and accessible at http://public.viavid.com/index.php?id=128570.

About WidePoint

WidePoint Corporation (NYSE American: WYY) is a leading provider of technology-based management solutions including telecom management, mobile management, access management and identity management. For more information, visit www.widepoint.com.

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WIDEPOINT CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	DECEMBER 31,
	2017	2016

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$5,272,457	$9,123,498
Accounts receivable, net of allowance for doubtful accounts of $107,618 and $344,411 in 2017 and 2016, respectively	8,131,025	5,153,093
Unbilled accounts receivable	8,131,448	8,112,690
Other current assets	767,944	551,571

Total current assets	22,302,874	22,940,852

NONCURRENT ASSETS
Land and building held for sale	-	594,376
Property and equipment, net	1,318,420	736,678
Intangibles, net	3,671,506	4,298,902
Goodwill	18,555,578	18,555,578
Other long term assets	44,553	52,456

TOTAL ASSETS	$45,892,931	$47,178,842

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$7,266,212	$8,708,345
Accrued expenses	9,796,350	7,834,802
Deferred revenue	2,348,578	1,190,558
Current portion of long term debt	101,591	94,868
Current portion of other term obligations	203,271	176,255

Total current liabilities	19,716,002	18,004,828

NONCURRENT LIABILITIES
Mortgage debt related to assets held for sale, net of current portion	-	412,180
Long-term debt, net of current portion	232,109	-
Other term obligations, net of current portion	78,336	86,198
Deferred revenue	264,189	-
Deferred tax liability	392,229	398,985

Total liabilities	20,682,865	18,902,191

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 2,045,714 shares issued and none outstanding	-	-
Common stock, $0.001 par value; 110,000,000 shares authorized; 83,031,595 and 82,730,134 shares issued and outstanding, respectively	83,032	82,730
Additional paid-in capital	94,200,237	93,920,095
Accumulated other comprehensive loss	(122,461)	(309,369)
Accumulated deficit	(68,950,742)	(65,416,805)

Total stockholders’ equity	25,210,066	28,276,651

Total liabilities and stockholders’ equity	$45,892,931	$47,178,842

WIDEPOINT CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	THREE MONTHS ENDED		YEARS ENDED
	DECEMBER 31,		DECEMBER 31,
	2017	2016	2017	2016

REVENUES	$19,927,629	$18,257,719	$75,884,246	$78,420,864
COST OF REVENUES (including amortization and depreciation)	16,334,655	15,850,877	62,194,187	64,410,468

GROSS PROFIT	3,592,974	2,406,842	13,690,059	14,010,396

OPERATING EXPENSES
Sales and Marketing	493,021	600,813	2,202,913	2,667,808
General and Administrative Expenses (including share-based compensation)	3,724,292	3,797,573	14,392,660	14,448,270
Product Development	-	437,982	219,141	699,013
Depreciation and Amortization	125,440	89,603	338,314	358,559

Total Operating Expenses	4,342,753	4,925,971	17,153,028	18,173,650

LOSS FROM OPERATIONS	(749,779)	(2,519,129)	(3,462,969)	(4,163,254)

OTHER INCOME (EXPENSE)
Interest Income	3,788	3,973	15,352	14,591
Interest Expense	(15,756)	(11,163)	(52,158)	(72,231)
Other (Expense) Income	2,047	2,412	3,805	13,536

Total Other Income (Expense)	(9,921)	(4,778)	(33,001)	(44,104)

LOSS BEFORE INCOME TAX PROVISION (BENEFIT)	(759,700)	(2,523,907)	(3,495,970)	(4,207,358)
INCOME TAX PROVISION (BENEFIT)	5,244	(94,475)	37,967	(73,446)

NET LOSS	$(764,944)	$(2,429,432)	$(3,533,937)	$(4,133,912)

BASIC EARNINGS PER SHARE	$(0.01)	$(0.03)	$(0.04)	$(0.05)

BASIC WEIGHTED-AVERAGE SHARES OUTSTANDING	83,011,331	82,730,134	82,911,730	82,687,789

DILUTED EARNINGS PER SHARE	$(0.01)	$(0.03)	$(0.04)	$(0.05)

DILUTED WEIGHTED-AVERAGE SHARES OUTSTANDING	83,011,331	82,730,134	82,911,730	82,687,789

WIDEPOINT CORPORATION

RECONCILIATION OF GAAP NET LOSS TO

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION

	THREE MONTHS ENDED		YEARS ENDED
	DECEMBER 31,		DECEMBER 31,
	2017	2016	2017	2016

NET LOSS	$(764,900)	$(2,429,400)	$(3,533,900)	$(4,133,912)
Adjustments to GAAP net income (loss):
Depreciation and amortization	385,200	406,600	1,493,200	1,566,400
Amortization of deferred financing costs	9,800	-	19,300	-
Income tax provision (benefit)	5,300	(94,400)	38,000	(73,400)
Interest income	(3,800)	(4,000)	(15,400)	(14,600)
Interest expense	15,800	11,100	52,200	72,200
Other (expense) income	(2,000)	(2,300)	(3,800)	(13,500)
Provision for doubtful accounts	31,300	261,300	62,500	253,400
Gain on sale of assets held for sale	-	-	(66,700)	-
Loss on disposal of leasehold improvements	-	-	172,800	-
Severance and exit costs	353,100	-	540,600	-
Stock-based compensation expense	249,200	106,600	387,200	311,000

Adjusted EBITDA	$279,000	$(1,744,500)	$(854,000)	$(2,032,412)